Exhibit 5.1

DLA Piper LLP (US)
The Marbury Building
6225 Smith Avenue
Baltimore, Maryland 21209-3600
www.dlapiper.com

T 410.580.3000
F 410.580.3001
March 26, 2010
Getty Realty Corp.
125 Jericho Turnpike
Suite 103
Jericho, New York 11753

Re: Registration Statement on Form S-3
Ladies and Gentlemen:
We serve as counsel to Getty Realty Corp., a Maryland corporation (the “Company”), and have been requested to render this opinion in connection with the Registration Statement on Form S-3 of the Company (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on March 26, 2010, including the preliminary prospectus included therein at the time the Registration Statement is declared effective (the “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”), for registration by the Company of $350,000,000 aggregate initial offering price of Securities (as defined below).
As used herein, the term “Securities” includes (i) senior, senior subordinated, or subordinated debt securities of the Company (the “Debt Securities”) consisting of debentures, notes, bonds and/or other evidences of indebtedness to be issued in one or more series, (ii) shares of preferred stock of the Company in one or more classes or series as designated by the Company (the “Preferred Stock”), (iii) shares of common stock, par value $0.01 per share of the Company (the “Common Stock”), (iv) warrants to purchase Debt Securities, Preferred Stock or Common Stock of the Company, as designated by the Company at the time of the offering (collectively, the “Warrants”) and (v) units comprised of one or more Debt Securities, shares of Common Stock, shares of Preferred Stock and/or Warrants of the Company, in any combination (the “Units”). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”) or any related free writing prospectus (each, a “Free Writing Prospectus”).
In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):
     (a) The Registration Statement;
     (b) The charter of the Company, filed with State Department of Assessments and Taxation of the State of Maryland (the “SDAT”), as amended and supplemented to the date hereof, and as in full force and effect on the date hereof (in the form attached to the Certificate (as defined below)) (the “Charter”);

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     (c) The Bylaws of the Company, as in effect on the date hereof (in the form attached to the Certificate) (the “Bylaws”);
     (d) Minutes of the meeting of the Board of Directors of the Company (the “Board”) on March 23, 2010, along with resolutions adopted by the Board at such meeting, relating to the authorization of the filing of the Registration Statement and to the issuance of the Securities (in the form attached to the Certificate);
     (e) A good standing certificate for the Company, dated as of March 23, 2010, issued by the SDAT; and
     (f) A certificate executed by the Secretary of the Company (the “Certificate”), dated as of the date hereof, as to certain factual matters.
In examining the Documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), the absence of other agreements or understandings among the parties that would modify the terms of the proposed transactions or the respective rights or obligations of the parties thereunder and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power and authority (corporate, trust, partnership or other) to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action (corporate, trust, partnership or other) and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties. As to any facts material to this opinion, we have relied solely upon the Certificate.
We further assume that:
     (a) The issuance, sale, amount and terms of the Securities to be offered from time to time by the Company will be authorized and determined by proper action of the Board (or where permitted, a committee of the Board) of the Company (each, a “Board Action”) in accordance with the Company’s Charter, Bylaws and applicable law, in each case so as not to result in a default under or breach of any instrument, document or agreement binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company.

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     (b) The Company will not issue any Securities in excess of the number or amount authorized by a Board Action.
     (c) Any Debt Securities will be issued under a valid and legally binding indenture (an “Indenture”), as it may be supplemented by a valid and legally binding supplemental indenture (each a “Supplemental Indenture”), and in each case duly authorized, executed and delivered by the Company, and, if required by the Indenture, accompanied by an officer’s certificate, that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus.
     (d) To the extent that the obligations of the Company under any Indenture or Supplemental Indenture may be dependent upon such matters, the financial institution to be identified in such Indenture or Supplemental Indenture as trustee or in any other specified capacity (the “Financial Institution”) will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; the Financial Institution will be duly qualified to engage in the activities contemplated by such agreement; such agreement will have been duly authorized, executed, and delivered by the Financial Institution and will constitute the legally, valid and binding obligation of the Financial Institution enforceable against the Financial Institution in accordance with its terms; the Financial Institution will be in compliance, generally, with respect to acting under such agreement, with applicable laws and regulations; and the Financial Institution will have the requisite organizational and legal power and authority to perform its obligations under such agreement.
     (e) Appropriate debentures, notes, bonds and/or other evidences of indebtedness evidencing the Debt Securities will be executed and authenticated in accordance with the Indenture, as it may be supplemented by a Supplemental Indenture, and, if required by the Indenture, accompanied by an officer’s certificate delivered upon the issuance and sale of the Debt Securities and will comply with the Indenture, any Supplemental Indenture and any accompanying officer’s certificate, the Company’s Charter, Bylaws and applicable law.
     (f) Prior to the issuance of any shares of Preferred Stock (including Preferred Stock that is the subject of Preferred Stock Warrants or any convertible Debt Securities), or Common Stock (including Common Stock that is the subject of Common Stock Warrants or any convertible Debt Securities or convertible Preferred Stock), there will exist, under the Company’s Charter, the requisite number of authorized but unissued shares of Preferred Stock (and securities of any class into which any of the Preferred Stock may be convertible), or Common Stock, as the case may be, and that all actions necessary to the creation of any such Preferred Stock (and securities of any class into which any Preferred Stock may be convertible), whether by articles

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supplementary or by classification or reclassification of existing capital stock and the filing of articles supplementary with the SDAT, will have been taken.
     (g) For shares of Preferred Stock or Common Stock represented by certificates (“Certificates”), appropriate Certificates representing shares of Preferred Stock or Common Stock will be executed and delivered upon issuance and sale of any such shares of Preferred Stock or Common Stock, as the case may be, and will comply with the Company’s Charter, Bylaws and applicable law. For shares of Preferred Stock or Common Stock not represented by certificates, the applicable Board Action shall have been taken and, upon request of a stockholder of the Company, appropriate written statements (“Written Statements”) will be prepared and delivered to such stockholder upon issuance and sale of any such shares of Preferred Stock or Common Stock, as the case may be, and will comply with the Company’s Charter, Bylaws and applicable law.
     (h) Any Warrants will be issued under a valid and legally binding warrant agreement (a “Warrant Agreement”) that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus and will comply with the Company’s Charter, Bylaws and applicable law.
     (i) To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, the financial institution to be identified in such Warrant Agreement as warrant agent (the “Warrant Agent”) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the Warrant Agent will be duly qualified to engage in the activities contemplated by such Warrant Agreement; such Warrant Agreement will have been duly authorized, executed and delivered by the Warrant Agent and will constitute the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; the Warrant Agent will be in compliance, generally, with respect to acting as Warrant Agent under such Warrant Agreement, with applicable laws and regulations; and the Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement.
     (j) Prior to the issuance of any Units, there will exist, under the Company’s Charter, the requisite number of authorized but unissued shares of Preferred Stock (and securities of any class into which any of the Preferred Stock may be convertible), or Common Stock, as the case may be, and that all actions necessary to the creation of any such Units, whether by articles supplementary or by classification or reclassification of existing capital stock and the filing of articles supplementary with the SDAT, will have been taken.

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     (k) Any Units will be issued under a valid and legally binding unit agreement (a “Unit Agreement”) that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus and will comply with the Company’s Charter, Bylaws and applicable law.
     (l) To the extent that the obligations of the Company under any Unit Agreement may be dependent upon such matters, the financial institution to be identified in such Unit Agreement as unit agent (the “Unit Agent”) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the Unit Agent will be duly qualified to engage in the activities contemplated by such Unit Agreement; such Unit Agreement will have been duly authorized, executed and delivered by the Unit Agent and will constitute the legally valid and binding obligation of the Unit Agent enforceable against the Unit Agent in accordance with its terms; the Unit Agent will be in compliance, generally, with respect to acting as Unit Agent under such Unit Agreement, with applicable laws and regulations; and the Unit Agent will have the requisite organizational and legal power and authority to perform its obligations under such Unit Agreement.
     (m) The underwriting or other agreements for offerings of the Securities (each, an “Underwriting Agreement,” and collectively, the “Underwriting Agreements”) will be valid and legally binding contracts that conform to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus.
     (n) The Registration Statement has been declared effective by the Commission and will remain effective under the Securities Act.
     (o) The issuance of the Securities will not cause any person to violate the Common Stock Ownership Limit or the Preferred Stock Ownership Limit provisions of the Charter.
Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:
     (1) Upon issuance and delivery of certificates for Debt Securities against payment therefor in accordance with the terms and provisions of the applicable Board Action, such Debt Securities and the applicable Indenture, Supplemental Indenture, together with an officer’s certificate, if any, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for such Debt Securities pursuant to the conversion of one or more series of Securities convertible into or exercisable for Debt Securities, the Debt Securities represented by such certificates will be duly authorized and, when duly

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authenticated in accordance with the terms of the applicable Indenture, will be valid and binding obligations of the Company.
     (2) Upon an issuance of Certificates or Written Statements, if any, as the case may be, representing shares of Common Stock, against payment therefor in accordance with the terms and provisions of the applicable Board Action, the terms of the Company’s Charter, Bylaws and applicable law, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of Certificates or Written Statements, if any, for             shares of Common Stock pursuant to the exercise of one or more Common Stock Warrants or the conversion of one or more series of Securities convertible into Common Stock, such shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.
     (3) When a class or series of Preferred Stock (and securities of any class or series into which any Preferred Stock may be convertible) has been duly authorized and established in accordance with the terms and provisions of the applicable Board Action, the terms of the Company’s Charter, Bylaws and applicable law, and upon issuance and delivery of Certificates or Written Statements, if any, as the case may be, representing shares of such class or series of Preferred Stock, against payment therefor in accordance with the terms and provisions of the applicable Board Action, the terms of the Company’s Charter, Bylaws and applicable law, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of Certificates or Written Statements, if any, representing shares of such class or series of Preferred Stock pursuant to the exercise of one or more series of the Preferred Stock Warrants or the conversion of one or more series of Securities convertible into Preferred Stock, such shares of such class or series of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.
     (4) Upon execution, issuance, and delivery of any Warrants against payment therefor in accordance with the terms and provisions of the applicable Board Action, the Company’s Charter, Bylaws and applicable law, the Warrant Agreement, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, such Warrants will be duly authorized and constitute valid and legally binding obligations of the Company.
     (5) Upon execution, issuance, and delivery of any Units against payment therefor in accordance with the terms and provisions of the applicable Board Action, the Company’s Charter, Bylaws and applicable law, the applicable Unit Agreement, the Registration Statement, the Prospectus, the applicable Prospectus Supplement, and any related Free Writing Prospectus,

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and, if applicable, an Underwriting Agreement, such Units will be duly authorized and constitute valid and legally binding obligations of the Company.
In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:
     (a) The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.
     (b) We do not express any opinion herein concerning any law other than the Maryland General Corporation Law and the New York Business Corporations Law (including the statutory provisions, all applicable provisions of the Maryland Constitution and the New York Constitution and the reported judicial decisions interpreting the foregoing). The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.
     (c) We express no opinion as to compliance with the securities (or “blue sky”), broker licensing, real estate syndication or mortgage lending laws of any jurisdiction.
     (d) The opinion stated herein relating to the validity and binding nature of obligations of the Company is subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).
     (e) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.
We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
Very truly yours,
DLA Piper LLP (US)
/s/ DLA Piper LLP (US)